Exhibit 99.4

Office of the United States Trustee

In re:
   The Kushner-Locke Company

Chapter 11

Case No. LA 01-44828-SB (Administratively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

DEBTOR IN POSSESSION OPERATING REPORT

Report Number:	42	Page 1 of 2
For the Period FROM:	4/1/2005
TO:	4/30/2005

1	Profit and Loss Statement (Accrual Basis Only)
	A. Related to Business Operations
	Gross Sales		$—

	Costs Related to Revenues (Film Cost Amortization)

	Gross Profit			—

	Less: Operating Expenses
	Officer Compensation	35,700

	Salaries and Wages — Other Employees	12,923

	Total Salaries and Wages		48,623

	Employee Benefits and Pensions		3,612

	Employer Payroll Taxes/Fees	2,093

	Other Taxes

	Total Taxes		2,093

	Rent and Lease Expense (including parking)	3,802

	Distribution/Delivery Expenses	706

	Interest Expense

	Insurance	865

	Automobile Expense/Mileage

	Utilities (incl. Phone, phone equipment, internet)	733

	Depreciation and Amortization

	Business Equipment Leases

	Business Expense reimbursement	2,052

	Storage Expense	7,575

	Supplies, Office Expenses, Photocopies, etc.	16

	Bad Debts

	Miscellaneous Operating Expenses	1,261

	Total Operating Expenses		71,339

	Net Gain/Loss from Business Operations			(71,339)

	B. Not related to Business Operations
	Income
	Interest Income

	Other Non-Operating Revenues		—

	Gross Proceeds on Sale of Assets	—

	Less: Original Cost of Assets plus expenses of sale	—

	Net Gain/Loss on Sale of Assets		—

	Total Non-Operating Income			—

	Expenses Not Related to Business Operations
	Legal and Professional Service Fees		136,898

	Other Non-Operating Expenses (Board/Trustee fees)		5,750

	Total Non-Operating Expenses			142,648

	NET INCOME/(LOSS) FOR PERIOD			$(213,987)

DEBTOR IN POSSESSION OPERATING REPORT NO: 42	Page 2 of 2

2	Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days	—	—

Overdue 31-60 days	—	—

Overdue 61-90 days	—

Overdue 91-120 days	—

Overdue Over 121 days	—

Due in the Future	(0)	1,705,875

TOTAL	(0)	1,705,875

3	Statement of Status of Payments to Secured Creditors and Lessors:

No payments to Secured Creditors or Lessors were paid or payable during the reporting period.

4	Tax Liability

No tax payments were paid or payable during the reporting period other than payroll taxes shown above.

5	Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2006	1/14/2006
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2006	2/14/2006
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2006	3/3/2005

6	Questions:

     A. Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?

     ☐ Yes          Explain:

     ☒ No

     B. Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?

     ☐ Yes          Explain:

     ☒ No

7	Statement on Unpaid Professional Fees (Postpetition Amounts Only)

Total unpaid post-petition Professional Fees during the reporting period: $ 253,825.38

8	Narrative Report of Significant Events and Events out of the Ordinary Course of Business:

None. 9 Quarterly Fees:

Paid

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice Neuhauser
Debtor in Possession